EXHIBIT 5.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

(212) 603-6300

FAX (212) 956-2164

October 26, 2015

Glyeco, Inc.

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

Ladies and Gentlemen:

We have acted as counsel to Glyeco, Inc., a Nevada corporation (the "Company"), in connection with the filing of its registration statement on Form S-1 (as may be amended from time to time) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 50,122,361 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), issuable upon exercise of rights (the "Rights") to be distributed to holders of record of shares of the Company's Common Stock as of October 12, 2015 (the "Record Date") for a proposed rights offering by the Company.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing, we are of the opinion that (i) the Rights have been duly authorized and when issued as described in the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (ii) the Shares have been duly authorized, and when issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement, including payment of the subscription price therefor, the Shares will be duly and validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the corporate laws of the State of Nevada, and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America, the corporate laws of the State of Nevada, and the laws of the State of New York.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.